UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14231 Tandem Blvd, Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	CIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01	Changes in Control of Registrant

On July 29, 2020, a change in control of Citizens, Inc. (the “Company”) occurred and the Harold E. Riley Foundation, a charitable organization established under 501(c)(3) of the Internal Revenue Code (the “Foundation”) is now able to exercise control over the Company.

Prior to the change in control, the Harold E. Riley Trust (the “Trust”) was the beneficial owner of 100% of the Company’s Class B common stock. The Trust documents provided that upon Harold Riley’s death, which occurred in 2017, the Class B common stock would transfer from the Trust to the Foundation. Because the Class B common stock elects a simple majority of the Board of Directors of the Company, this transfer would constitute an acquisition of control by the Foundation, which requires prior regulatory approvals by the insurance regulators of Colorado, Louisiana, Mississippi and Texas, the states in which the Company and its insurance subsidiaries are domiciled.

On July 29, 2020, Colorado’s stipulated requirements from their order dated May 21, 2020 were fulfilled. Accordingly, Colorado, Louisiana, Mississippi and Texas insurance regulators have all now approved the acquisition of control of the Company by the Foundation. Additionally, the Bermuda Monetary Authority has provided its consent of the change in control. Thus, all regulatory approvals and requirements have been met to effectuate the change in control to the Foundation. Upon receipt of notice of the requisite regulatory approvals for the change in control, the Company transferred the Class B common stock from the Trust, as record holder, to the Foundation and, as such, control over the Company’s Class B common stock is now being exercised by the Foundation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer

On July 29, 2020, following the change in control of the Company, Geoffrey Kolander (“Kolander”), the Company’s Chief Executive Officer and President announced his intention to resign as the Company’s Chief Executive Officer and President and as a member of the Board of Directors and terminated the Employment Agreement by and between the Company and Kolander dated January 1, 2019 (the “2019 Employment Agreement”). Kolander’s resignation as a director does not involve any disagreement with the Company on matters relating to its operations, policies or practices. Pursuant to Sections 1(e) and 6(g) of the 2019 Employment Agreement, Kolander terminated the 2019 Employment Agreement due to a “Change in Control,” which occurred upon the regulatory approval of the transfer of the shares the Company’s Class B common stock from the Trust to the Foundation, as reported above. Mr. Kolander’s resignation and separation from employment and a member of the Board of Directors will be effective no later than August 10, 2020.

In connection with Kolander’s resignation and separation from employment, Kolander signed a Chief Executive Officer Separation of Service and Consulting Agreement (the “Separation and Consulting Agreement”) with the Company and the Release attached as Exhibit “A” thereto, each dated July 29, 2020. Because Kolander signed the Release, pursuant to Sections 6(g) and (h) of the Employment Agreement, the Company is obligated to pay Kolander the cash severance amount set forth in Sections 6(g) and (h) of the 2019 Employment Agreement (which equal $8.8 million), less required withholdings and deductions. Additionally, all outstanding Restricted Stock Units held by Kolander will be fully vested on the termination date. The cash severance amount will be made on the date that is six months and one day following the termination date. See the 2019 Employment Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 25, 2019.

To assist in the orderly transition of his duties and responsibilities, Kolander entered into the Separation and Consulting Agreement with the Company. Under the Separation and Consulting Agreement. Mr. Kolander agreed to provide leadership transition guidance and business continuity assistance to the Company as a consultant from the separation date through December 31, 2020. Mr. Kolander will provide no more than 14 hours of consulting services per week at a rate of $14,000 per week. The consulting period can be terminated by either party upon 30 days written notice.

The above summary of the Separation and Consulting Agreement is qualified by reference in its entity to the Separation and Consulting Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Appointment of Interim Chief Executive Officer

On July 29, 2020, the Board of Directors appointed Gerald W. Shields, a member of the Company’s Board of Directors, as Interim Chief Executive Officer, to be effective upon Kolander’s separation from employment. See “Directors – Nominees for Election – Nominees for Election by Class A Shareholders” beginning on page 13 of the Company’s 2020 Proxy Statement filed with the U.S. Securities and Exchange Commission on April 23, 2020, for information regarding Mr. Shields’ age, family relationships and business experience. Such information is incorporated by reference herein. Upon the effective date of Mr. Shields appointment, he will no longer qualify as an independent member of the Board of Directors and, therefore, he will step down from the Audit Committee, Investment Committee and Executive Committee as of such date. Mr. Shields will continue to serve as Vice Chairman of the Board of Directors.

The Company expects to file a Current Report on Form 8-K when Mr. Shields’ compensation arrangement for his service as Interim Chief Executive Officer is approved by the Board of Directors.

Item 8.01	Other Events

On July 30, 2020, the Company issued a press release announcing the resignation of Kolander as the Company’s Chief Executive Officer and President and as a member of the Board of Directors following the change in control of the Company, as well as the appointment of Gerald Shields as the Interim Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Chief Executive Officer Separation of Service and Consulting Agreement dated July 29, 2020

99.1	Press Release dated July 30, 2020 announcing resignation of Geoffrey Kolander as the Company’s Chief Executive Officer and President and as a member of the Board of Directors and appointment of Gerald W. Shields as the Company’s Interim Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ James A. Eliasberg
Vice President, Chief Legal Officer and Secretary

Date: July 30, 2020